Exhibit 5.1

ArentFox Schiff LLP 1717 K Street NW Washington, DC 20006 202.857.6000 MAIN 202.857.6395 FAX
afslaw.com

December 19, 2023

Infrared Cameras Holdings, Inc.

f/k/a SportsMap Tech Acquisition Corp.

2105 West Cardinal Drive

Beaumont, Texas 77705

Re:          Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Infrared Cameras Holdings, Inc. a Delaware corporation (formerly known as SportsMap Tech Acquisition Corp., the “Company”), in connection with the Registration Statement on Form S-1 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). The Registration Statement relates to:

(a) the issuance by the Company of up to 1,132,405 shares of the Company’s common stock, $0.0001 par value per share (“Common Stock”) to be reserved for issuance upon the exercise of options to purchase shares of Common Stock (the “New ICI Option Shares”);

(b) the issuance of up to 9,131,250 shares (the “SPAC Warrant Shares”) of Common Stock upon the exercise of (x) 506,250 outstanding privately placed warrants (the “Private Placement Warrants”) to purchase Common Stock and (y) 8,625,000 outstanding publicly issued warrants (the “Public Warrants”); and

(c) the resale of Common Stock held by certain stockholders and/or warrantholders and optionholders of the Company as follows:

(i)            the resale of up to 3,550,000 shares (the “Existing SMAP Shares”) of Common Stock by certain registered holders named in the accompanying prospectus in the section titled “Registered Holders” (the “registered holders”);

(ii)           the resale by certain registered holders of up to 8,265,144 shares (the “New ICI Shares”) of Common Stock to be issued in the Business Combination (as defined in the Registration Statement);

(iii)          the resale by certain registered holders of up to 2,253,662 shares (the “New ICI Award Shares”) of Common Stock to be reserved for issuance following the Business Combination upon the exercise of options to purchase shares of Common Stock or settlement of restricted stock unit awards into shares of Common Stock;

(iv)          the resale by certain registered holders of up to 680,500 shares (the “Conversion Shares”) of Common Stock issuable upon conversion of the Financing Notes (as defined in the Registration Statement);

(vi)          the resale by certain registered holders of up to 2,245,650 shares (the “Interest Shares”) of Common Stock issuable in lieu of cash interest on the Financing Notes;

(vi)          the resale by certain registered holders of up to 506,250 shares issuable upon the exercise of the Private Placement Warrants;

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(vii)         the resale by certain registered holders of 506,250 of the Private Placement Warrants; and

(viii)        the resale by certain registered holders of up to 340,250 shares (the “Financing Warrant Shares” and together with the SPAC Warrant Shares, the “Warrant Shares”) of Common Stock upon the exercise of the Financing Warrants (as defined in the Registration Statement).

In connection with our opinion, we have examined the Registration Statement, including the exhibits thereto, the Public Warrants, the Private Placement Warrants, the Financing Warrants, the Warrant Agreement by and between the Company and Continental Stock Transfer & Trust Company, dated October 18, 2021, as amended (the “Warrant Agreement”), and such other documents, corporate records and instruments, and have examined such laws and regulations, as we have deemed necessary for the purposes of this opinion. In making our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity with the originals of all documents submitted to us as copies and the legal capacity of all natural persons. As to matters of fact material to our opinions in this letter, we have relied on certificates and statements from officers and other employees of the Company, public officials and other appropriate persons.

Based on the foregoing and subject to the qualifications set forth below, we are of the opinion that:

1. The shares of Common Stock initially issuable upon exercise of the Public Warrants when issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Public Warrants and the Warrant Agreement, when issued in accordance with the terms of the Public Warrants, will have been duly authorized by all necessary corporate action of the Company, and will be duly issued, fully paid and non-assessable;

2. The shares of Common Stock initially issuable upon exercise of the Private Placement Warrants when issued by the Company against payment therefor (not less than par value) in the circumstances contemplated by the Private Placement Warrants and the Warrant Agreement, when issued in accordance with the terms of the Private Placement Warrants, will have been duly authorized by all necessary corporate action of the Company, and will be duly issued, fully paid and non-assessable; and

3. The Public Warrants and the Private Placement Warrants have been duly authorized and constitute the valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, are duly issued and non-assessable.

4. The Existing SMAP Shares have been duly issued, are fully paid and non-assessable;

5. The New ICI Shares to be issued in the Business Combination (as defined in the Registration Statement), when issued in accordance with the Business Combination Agreement, will have been duly authorized by all necessary corporate action of the Company, and will be duly issued, fully paid and non-assessable;

6. The New ICI Award Shares to be reserved for issuance following the Business Combination upon the exercise of options to purchase shares of Common Stock or settlement of restricted stock unit awards into shares of Common Stock, when issued in accordance with the Business Combination Agreement, will have been duly authorized by all necessary corporate action of the Company, and will be duly issued, fully paid and non-assessable;

7. The Conversion Shares issuable upon conversion of the Financing Notes (as defined in the Registration Statement), when issued in accordance with the terms of the Financing Notes, will have been duly authorized by all necessary corporate action of the Company, and will be duly issued, fully paid and non-assessable;

8. The Interest Shares issuable in lieu of cash interest on the Financing Notes, when issued in accordance with the terms of the Financing Notes, will be duly issued, fully paid and non-assessable; and

11. The Warrant Shares issuable upon the exercise of the Financing Warrants (as defined in the Registration Statement) when issued in accordance with the terms of the Financing Warrants will be duly issued, fully paid and non-assessable.

The opinions set forth above are subject to the following qualifications:

A.           The opinion expressed herein with respect to the legality, validity, binding nature and enforceability of the Public Warrants and the Private Placement Warrants is subject to (i) applicable laws relating to bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer or other similar laws affecting creditors’ rights generally, whether now or hereafter in effect and (ii) general principles of equity, including, without limitation, concepts of materiality, laches, reasonableness, good faith and fair dealing and the principles regarding when injunctive or other equitable remedies will be available (regardless of whether considered in a proceeding at law or in equity).

B.            The foregoing opinions are limited to the General Corporation Law of the State of Delaware, including all Delaware statutes and all Delaware court decisions that affect the interpretation of such General Corporation Law, as of the date hereof.

The opinions expressed in this opinion letter are as of the date of this opinion letter only and as to laws covered hereby only as they are in effect on that date, and we assume no obligation to update or supplement such opinion to reflect any facts or circumstances that may come to our attention after that date or any changes in law that may occur or become effective after that date. The opinions herein are limited to the matters expressly set forth in this opinion letter, and no opinion or representation is given or may be inferred beyond the opinions expressly set forth in this opinion letter.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement and to the use of this firm’s name under the caption “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ ArentFox Schiff LLP